CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated November 2, 2015 in this Registration Statement on Form N-1A (File Nos. 333-202460; 811-23036) of BNY Mellon Absolute Insight Multi-Strategy Fund (the sole series comprising BNY Mellon Absolute Insight Funds, Inc.).

/s/ ERNST & YOUNG LLP

New York, New York

April 26, 2016